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                                                                    EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hyseq, Inc. Non-Qualified Employee Stock Purchase Plan of our report dated January 29, 1999, with respect to the consolidated financial statements of Hyseq, Inc. for the year ended December 31, 1998 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

                                                      ERNST & YOUNG LLP

Palo Alto, California
November 18, 1999